Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, January 29, 2015 -- Tidewater Inc. (NYSE:TDW) announced that its Board of Directors declared on January 29, 2015, a quarterly cash dividend of $0.25 per share of common stock payable March 16, 2015, to shareholders of record on March 6, 2015.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.